                                                                  Exhibit 20.2
                                                                  Page 1 of 7



                      MONTHLY CERTIFICATEHOLDERS' STATEMENT


                    NAVISTAR FINANCIAL DEALER NOTE TRUST 1990


               FLOATING RATE DEALER NOTE PASS-THROUGH CERTIFICATES


Under the Pooling and Servicing Agreement dated as of December 1, 1990 by and among Navistar Financial Corporation ("NFC"), Navistar Financial Securities Corporation and The Chase Manhattan Bank (survivor in the merger between The Chase Manhattan Bank and Chemical Bank which was the survivor in the merger between Chemical Bank and Manufacturers Hanover Trust Company), as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Investor Accounts and payments to Investor Certificateholders as well as the performance of the Trust during the previous month. The information which is required to be prepared with respect to the distribution date of January 26, 1998 and with respect to the performance of the Trust during the Due Period ended on December 31, 1997 is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole. To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

A.    Information Regarding Current Payments
      (Stated on the Basis of $1,000 Original Principal Amount).

1.    The total amount of the payment to each
      Class of Investor Certificateholders on
      January 26, 1998 per $1,000 interest:


      Class A1 . . . . . . . . . . . . . . . . . . .$0.0000000

      Class A2 . . . . . . . . . . . . . . . . . .$330.8122757

      Class A3 . . . . . . . . . . . . . . . . . . .$5.8411500

      Class A4 . . . . . . . . . . . . . . . . . . .$5.3411500

      Class A5 . . . . . . . . . . . . . . . . . . .$5.3900217


2. The amount of the payment set forth in paragraph 1 above in respect of interest on each Class of Investor Certificates, per $1,000 interest:

      Class A1 . . . . . . . . . . . . . . . . . . .$0.0000000

      Class A2 . . . . . . . . . . . . . . . . . . .$5.7994833

      Class A3 . . . . . . . . . . . . . . . . . . .$5.8411500

      Class A4 . . . . . . . . . . . . . . . . . . .$5.3411500

      Class A5 . . . . . . . . . . . . . . . . . . .$5.3900217

                                                                  Exhibit 20.2
                                                                  Page 2 of 7





3. The amount of the payment set forth in paragraph 1 above in respect of principal on each Class of Investor Certificates, per $1,000 interest:

      Class A1 . . . . . . . . . . . . . . . . . . .$0.0000000

      Class A2 . . . . . . . . . . . . . . . . . .$325.0127924

      Class A3 . . . . . . . . . . . . . . . . . . . . . $0.00

      Class A4 . . . . . . . . . . . . . . . . . . . . . $0.00

      Class A5 . . . . . . . . . . . . . . . . . . . . . $0.00

B.    Information Regarding the Performance of the Trust.

1.    Collections, Uses.

      (a)    The aggregate amount of Dealer Finance Charges
             for the Due Period . . . . . . . . . . . . . . . .  $2,813,519.54

      (b)    The aggregate amount of NITC Finance Charges
             for the Due Period . . . . . . . . . . . . . . . . .$3,064,540.39

      (c)    The aggregate amount of Principal Collections
             received during the Due Period . . . . . . . . . .$234,111,297.12

      (d)    The aggregate amount of Principal Collections
             allocable to the Amortizing Classes  . . . . . . . $32,501,279.24

      (e)    The aggregate amount of Principal Collections
             processed during the Due Period which were
             deposited in the Spread Account . . . . . . . . . . . . . . $0.00

      (f)    The aggregate amount of Principal Collections
             processed during the Due Period which were
             deposited in the Liquidity Reserve Account  . . . . . . . . $0.00

      (g)    The aggregate amount of Principal Collections
             processed during the Due Period which were
             used to purchase new Dealer Notes . . . . . . . . $234,111,297.12

      (h)    The aggregate amount of Principal Collections
             processed during the Due Period which were
             used to purchase Investment Securities  . . . . . . . . . . $0.00

      (i)    The aggregate amount of Principal Collections
             processed during the related Due Period which
             were paid to the Seller . . . . . . . . . . . . . . . . . . $0.00

                                                                  Exhibit 20.2
                                                                  Page 3 of 7





2.    Dealer Notes and Investment Securities in the
      Trust; Certificate Principal Account.

      (a)    The aggregate amount of Dealer Notes and Investment
             Securities in the Trust as of the end of the Due
             Period ended on December 31, 1997 (which reflects
             the  Dealer  Notes  and  Investment  Securities
             represented  by  both  the  Seller  Certificate
             and Investor Certificates) . . . . . . . . . . . .$720,314,100.00

      (b)    The amount of Dealer Notes and Investment
             Securities in the Trust represented by the
             Investor Certificates (the "Total Investor
             Interest") as of the Due Period ended on
             December 31, 1997. . . . . . . . . . . . . . . . .$575,358,720.76

      (c)    The Total Investor Interest set forth in
             paragraph 2(b) above as a percentage of the
             aggregate amount of Dealer Notes and Investment
             Securities set forth in paragraph 2(a). . . . . . . . . .79.8761%

      (d) The Total Invested Amount after giving effect to the payments made on the Distribution Date . . $575,258,720.76

      (e) The total amount withdrawn from the Certificate Principal Account and deposited in the Distribution Account for the benefit of each Amortizing Class in respect of Principal Collections on the related Transfer Date:

                   Class A1 . . . . . . . . . . . . . . $0.00

                   Class A2 . . . . . . . . . .$32,501,279.24

                   Class A3 . . . . . . . . . . . . . . $0.00

                   Class A4 . . . . . . . . . . . . . . $0.00

                   Class A5 . . . . . . . . . . . . . . $0.00

3.    Investor Certificate Interest

      (a)    The total amount withdrawn from the Collections
             Account and deposited in the Distribution Account
             on the related Transfer Date in respect of Investor
             Certificate Interest and any previously existing
             Deficiency Amount . . . . . . . . . . . . . . . . . $3,352,279.10

                                                                  Exhibit 20.2
                                                                  Page 4 of 7



      (b) The amount of the payment to each Class in respect of Class Certificate Interest and any previously existing Deficiency Amount on the Distribution Date:

                   Class A1. . . . . . . . . . . . . . . $0.00

                   Class A2 . . . . . . . . . . . .$579,948.33

                   Class A3 . . . . . . . . . . . .$584,115.00

                   Class A4 . . . . . . . . . . .$1,110,211.44

                   Class A5 . . . . . . . . . . .$1,078,004.33

      (c)    The Deficiency Amount (if any) for such
             Distribution Date . . . . . . . . . . . . . . . . . . . . . $0.00

      (d) The amount of such Deficiency Amount allocable to each Class:

                   Class A1 . . . . . . . . . . . . . . $0.00

                   Class A2 . . . . . . . . . . . . . . $0.00

                   Class A3 . . . . . . . . . . . . . . $0.00

                   Class A4 . . . . . . . . . . . . . . $0.00

                   Class A5 . . . . . . . . . . . . . . $0.00


      (e)    The amount (if any) of the Deficiency Amount
             from the preceding  Distribution Date being
             reimbursed on the Distribution Date . . . . . . . . . . . . $0.00


4.    Losses.

      (a)    The aggregate amount of Dealer Notes charged-
             off as uncollectible during the Due Period ended
             on December 31, 1997 allocable to the Investor
             Certificates (the "Investor Loss Amount"). . . . . . . . .  $0.00


      (b)    The Class Loss Amount for each Class (if any):

                   Class A1 . . . . . . . . . . . . . . $0.00

                   Class A2 . . . . . . . . . . . . . . $0.00

                   Class A3 . . . . . . . . . . . . . . $0.00

                   Class A4 . . . . . . . . . . . . . . $0.00

                   Class A5 . . . . . . . . . . . . . . $0.00

                                                                  Exhibit 20.2
                                                                  Page 5 of 7





5.    Reimbursement of Losses; Charged-Off Amounts.

      (a)    The amount of Investor Loss Amount reimbursed
             or allocated to the Seller on the related
             Transfer Date . . . . . . . . . . . . . . . . . . . . . . . $0.00

      (b)    The aggregate  amount of Class Loss Amounts
             (if any) reimbursed or  allocated to the
             Seller on the Distribution Date . . . . . . . . . . . . . . $0.00

      (c)    The Class  Charged-Off  Amount for each
             Class for the immediately preceding Due Period:

                   Class A1 . . . . . . . . . . . . . . $0.00

                   Class A2 . . . . . . . . . . . . . . $0.00

                   Class A3 . . . . . . . . . . . . . . $0.00

                   Class A4 . . . . . . . . . . . . . . $0.00

                   Class A5 . . . . . . . . . . . . . . $0.00

      (d) The Class Charged-Off Amount for each Class for the Due Period:

                   Class A1 . . . . . . . . . . . . . . $0.00

                   Class A2 . . . . . . . . . . . . . . $0.00

                   Class A3 . . . . . . . . . . . . . . $0.00

                   Class A4 . . . . . . . . . . . . . . $0.00

                   Class A5 . . . . . . . . . . . . . . $0.00

      (e) For each Amortizing Class, the positive (negative) difference between the amount set forth in paragraphs 5(c) and 5(d) above, per $1,000 (which will have the effect of increasing (reducing), the related Class Invested Amount and the related Class Investor Interest):

                   Class A1 . . . . . . . . . . . . . .$  N/A

                   Class A2 . . . . . . . . . . . . . .$  N/A

                   Class A3 . . . . . . . . . . . . . .$  N/A

                   Class A4 . . . . . . . . . . . . . .$  N/A

                   Class A5 . . . . . . . . . . . . . .$  N/A

                                                                  Exhibit 20.2
                                                                  Page 6 of 7






6.    Class Invested Amounts; Class Investor Interests.

      (a) Each Class Invested Amount after giving effect to the payments made on the Distribution Date:

                   Class A1 . . . . . . . . . . . . . . $0.00

                   Class A2 . . . . . . . . . .$67,498,720.76

                   Class A3 . . . . . . . . . $100,000,000.00

                   Class A4 . . . . . . . . . $207,860,000.00

                   Class A5 . . . . . . . . . $200,000,000.00

      (b) Each Class Investor Interest after giving effect to the payments made on the Distribution Date:

                   Class A1 . . . . . . . . . . . . . . $0.00

                   Class A2 . . . . . . . . . .$67,498,720.76

                   Class A3 . . . . . . . . . $100,000,000.00

                   Class A4 . . . . . . . . . $207,860,000.00

                   Class A5 . . . . . . . . . $200,000,000.00

7.    Servicing Fee.

      (a)    The aggregate amount of the Monthly Servicing
             Fee payable by the Trust to the Servicer for
             the month ended December 31, 1997. . . . . . . . . . .$585,864.06


      (b)    The aggregate amount of the Monthly Servicing
             Fee set forth in paragraph 7(a) above allocable
             to the Investor Certificateholders . . . . . . . . . .$494,306.92

8.    Available Subordinated Amount; Minimum Seller Interest.

      (a)    The Available Subordinated Amount as of the
             end of December 31, 1997. . . . . . . . . . . . . .$94,218,300.00

      (b)    The Minimum Seller Interest as of
             December 31, 1997 . . . . . . . . . . . . . . . . $112,454,100.00

                                                                  Exhibit 20.2
                                                                  Page 7 of 7





9.    Class Amortization Percentages.

      The Class Amortization Percentage for each Amortizing Class:


                   Class A1 . . . . . . . . . . . . . .  N/A

                   Class A2 . . . . . . . . . . . . .13.883%

                   Class A3 . . . . . . . . . . . . . .  N/A

                   Class A4 . . . . . . . . . . . . . .  N/A

                   Class A5 . . . . . . . . . . . . . .  N/A





                      T H E   C H A S E   M A N H A T T A N   B A N K



                      BY: /s/ Chase Manhattan Bank
                              Chase Manhattan Bank